         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1995, combines the historical consolidated balance sheets of First Bank System, Inc. ("FBS"), First Interstate Bancorp ("FI"), FirsTier Financial, Inc. ("FirsTier"), Midwestern Services, Inc., and Southwest Holdings, Inc. as if the merger with FI (the "Merger") and the other acquisitions had been effective on September 30, 1995, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 1995, and the year ended December 31, 1994, present the combined results of operations of FBS, FI and FirsTier as if the Merger and the FirsTier acquisition had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Statements. The Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1993 and 1992, present only the combined results of operations of FBS and FI as if the Merger had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The unaudited pro forma condensed combined financial statements and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of FBS and FI are combined and recorded at their historical amounts.

     The FirsTier acquisition is reflected using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing of the acquisition. The amount of the purchase accounting adjustments included in these unaudited pro forma condensed combined financial statements are preliminary estimates. The actual amount of the adjustments will be based on information available at that time and could be different from the estimates.

     The pro forma combined financial information presented is included for informational purposes only and is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have been achieved had the Merger and the FirsTier acquisition been consummated prior to the periods indicated.

     The pro forma combined financial information should be read in conjunction with the financial statements of First Interstate Bancorp and subsidiaries included herewith and the financial statements of FBS and subsidiaries included in its Current Report on Form 8-K filed March 3, 1995 and its Form 10-Q Quarterly Report for the nine months ended September 30, 1995.

                                        INDEX

                                                                                   PAGE
                                                                                   ----
Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 1995 .......  F-2

Unaudited Pro Forma Condensed Combined Statements of Income:
     Nine months ended September 30, 1995 ........................................  F-3
     Year ended December 31, 1994 ................................................  F-4
     Year ended December 31, 1993 ................................................  F-5
     Year ended December 31, 1992 ................................................  F-6

Notes to Unaudited Pro Forma Condensed Combined Financial Statements .............  F-7

                                                      FIRST BANK SYSTEM, INC.
                                               MERGER WITH FIRST INTERSTATE BANCORP
                                       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                        SEPTEMBER 30, 1995


                                                      First Interstate Bancorp         FirsTier
                                                      ------------------------  ----------------------
                                            FBS                      Merger                  Purchase        Other      Pro Forma
(In Millions)                          Consolidated   Historical   Adjustments  Historical  Adjustments   Acquisitions   Combined
----------------------------------     ------------   ----------  ------------  ----------  -----------   ------------  ----------
ASSETS
Cash and due from banks                    $1,586       $5,916                      $208                       $10        $7,720
Federal funds sold and securities
  purchased under agreements to
  resell                                      260          470                        97                        12           839
Trading account securities                    164          116                                                               280
Held-to-maturity securities                              9,320      ($4,000)         741        ($741)                     5,320
Available-for-sale securities               3,302          112                       261          741          100         4,516
Loans                                      25,877       35,967                     2,191                       266        64,301
  Less allowance for credit losses            469          847         (250)          52                         3         1,121
                                       ----------- -----------  -----------  -----------  -----------  -----------   -----------
  Net loans                                25,408       35,120          250        2,139                       263        63,180
Bank premises and equipment                   410        1,277          (40)          50                        11         1,708
Interest receivable                           189          326                        35                                     550
Customers' liability on acceptances           165           54                         1                                     220
Other assets                                1,474        2,356           85           53          338          208         4,514
                                       ----------- -----------  -----------  -----------  -----------  -----------   -----------
  Total assets                            $32,958      $55,067      ($3,705)      $3,585         $338         $604       $88,847
                                       =========== ===========  ===========  ===========  ===========  ===========   ===========
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits:
  Noninterest-bearing                      $5,779      $17,044                      $471                       $74       $23,368
  Interest-bearing                         16,116       31,192                     2,305                       656        50,269
                                       ----------- -----------               -----------               -----------   -----------
    Total deposits                         21,895       48,236                     2,776                       730        73,637
Federal funds purchased and
  securities sold under agreements
  to repurchase                             1,602          307      ($2,115)         204         $202         (200)            0
Other short-term funds borrowed             2,554           69       (1,885)           6                         4           748
Long-term debt                              3,127        1,368                       164                        10         4,669
Acceptances outstanding                       165           54                         1                                     220
Other liabilities                             879        1,052          435           58                        11         2,435
                                       ----------- -----------  -----------  -----------  -----------  -----------   -----------
  Total liabilities                        30,222       51,086       (3,565)       3,209          202          555        81,709
Shareholders' equity:
  Preferred stock                             105          350                                                               455
  Common stock                                169          169           77           94          (84)           2           427
  Capital surplus                             900        1,667         (719)           5          225           45         2,123
  Retained earnings                         1,837        2,436         (140)         283         (283)           2         4,135
  Unrealized (loss) gain on
    securities, net of tax                     (3)           1                         4           (4)                        (2)
  Less cost of common stock
    in treasury                              (272)        (642)         642          (10)         282                          0
                                       ----------- -----------  -----------  -----------  -----------  -----------   -----------
  Total shareholders' equity                2,736        3,981         (140)         376          136           49         7,138
                                       ----------- -----------  -----------  -----------  -----------  -----------   -----------

    Total liabilities and
      shareholders' equity                 $32,958     $55,067      ($3,705)      $3,585         $338         $604       $88,847
                                       =========== ===========  ===========  ===========  ===========  ===========   ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
                     MERGER WITH FIRST INTERSTATE BANCORP
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                                                              FirsTier
                                                                                      --------------------------
                                                      FBS        First Interstate                      Purchase      Pro Forma
(In Millions, Except Per Share Data)             Consolidated      Consolidated         Historical   Adjustments      Combined
---------------------------------------------    ------------    ----------------     ------------  ------------     ---------
INTEREST INCOME
Loans                                                $1,693.0            $2,282.7           $142.9                    $4,118.6
Securities:
  Taxable                                               175.2               478.8             29.0                       683.0
  Exempt from federal income taxes                        8.4                 1.3             18.0                        27.7
Other interest income                                    26.4                26.3              5.1                        57.8
                                                 ------------    ----------------     ------------  ------------     ---------
       Total interest income                          1,903.0             2,789.1            195.0                     4,887.1
INTEREST EXPENSE
Deposits                                                538.2               721.8             78.3                     1,338.3
Federal funds purchased and repurchase
 agreements                                              87.6                69.4              8.2         $15.0         180.2
Other short-term funds borrowed                          56.8                 2.8              1.2                        60.8
Long-term debt                                          140.5                90.5              6.8                       237.8
                                                 ------------    ----------------     ------------  ------------     ---------
       Total interest expense                           823.1               884.5             94.5          15.0       1,817.1
                                                 ------------    ----------------     ------------  ------------     ---------
Net interest income                                   1,079.9             1,904.6            100.5         (15.0)      3,070.0
Provision for credit losses                              84.0                                  0.8                        84.8
                                                 ------------    ----------------     ------------  ------------     ---------
Net interest income after provision for
 credit losses                                          995.9             1,904.6             99.7         (15.0)      2,985.2
NONINTEREST INCOME
Credit card fees                                        171.0                41.4              7.3                       219.7
Trust fees                                              127.5               123.3             12.6                       263.4
Service charges on deposit accounts                      93.3               446.3             12.8                       552.4
Securities gains                                                              5.6                                          5.6
Gain on sale of branches                                 31.0                                                             31.0
Other                                                   163.0               206.7              9.7                       379.4
                                                 ------------    ----------------     ------------  ------------     ---------
       Total noninterest income                         585.8               823.3             42.4                     1,451.5

NONINTEREST EXPENSE
Salaries and benefits                                   405.9               804.2             41.4                     1,251.5
Occupancy and equipment                                 146.1               293.5             10.7                       450.3
Amortization of goodwill and other intangible
 assets                                                  42.2                45.3              1.3          12.7         101.5
Restructuring                                                                15.7                                         15.7
Other                                                   324.4               479.6             30.6                       834.6
                                                 ------------    ----------------     ------------  ------------     ---------
       Total noninterest expense                        918.6             1,638.3             84.0          12.7       2,653.6
                                                 ------------    ----------------     ------------  ------------     ---------
Income before income taxes                              663.1             1,089.6             58.1         (27.7)      1,783.1
Applicable income taxes                                 245.7               419.9             15.5          (5.6)        675.5
                                                 ------------    ----------------     ------------  ------------     ---------
Net Income                                             $417.4              $669.7            $42.6        ($22.1)     $1,107.6
                                                 ============    ================     ============  ============     =========
Net income applicable to common equity                 $411.8              $644.8            $42.6        ($22.1)     $1,077.1
                                                 ============    ================     ============  ============     =========
EARNINGS PER COMMON SHARE
Average common and common equivalent shares       135,007,519                                                      344,505,319
Net income                                              $3.05                                                            $3.13
                                                  ===========                                                      ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                            FIRST BANK SYSTEM, INC.
                     MERGER WITH FIRST INTERSTATE BANCORP
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                               FirsTier
                                                                                     --------------------------
                                                     FBS         First Interstate                     Purchase      Pro Forma
(In Millions, Except Per Share Data)             Consolidated      Consolidated       Historical    Adjustments      Combined
---------------------------------------------    ------------    ----------------    ------------  ------------     ---------
INTEREST INCOME
Loans                                                $1,914.7            $2,303.7          $161.9                    $4,380.3
Securities:
   Taxable                                              327.9               841.6            44.3                     1,213.8
   Exempt from federal income taxes                      12.0                 2.7            20.5                        35.2
Other interest income                                    33.5                44.0             4.8                        82.3
                                                 ------------    ----------------    ------------  ------------     ---------
       Total interest income                          2,288.1             3,192.0           231.5                     5,711.6
INTEREST EXPENSE
Deposits                                                597.3               725.0            82.1                     1,404.4
Federal funds purchased and repurchase
 agreements                                             103.1                26.5             7.9         $16.8         154.3
Other short-term funds borrowed                          20.4                 7.7             1.4                        29.5
Long-term debt                                          147.9               106.3             5.7                       259.9
                                                 ------------    ----------------    ------------  ------------     ---------
       Total interest expense                           868.7               865.5            97.1          16.8       1,848.1
                                                 ------------    ----------------    ------------  ------------     ---------
Net interest income                                   1,419.4             2,326.5           134.4         (16.8)      3,863.5
Provision for credit losses                             123.6                  --            (0.2)                      123.4
                                                 ------------    ----------------    ------------  ------------     ---------
Net interest income after provision for
 credit losses                                        1,295.8             2,326.5           134.6         (16.8)      3,740.1
NONINTEREST INCOME
Credit card fees                                        179.0                39.7             9.6                       228.3
Trust fees                                              159.2               193.3            16.1                       368.6
Service charges on deposit accounts                     127.3               561.9            15.6                       704.8
Securities (losses) gains                              (115.0)               21.1            (3.7)                      (97.6)
Other                                                   208.4               238.3            14.4                       461.1
                                                 ------------    ----------------    ------------  ------------     ---------
       Total noninterest income                         558.9             1,054.3            52.0                     1,665.2
NONINTEREST EXPENSE
Salaries and benefits                                   556.4             1,079.9            52.8                     1,689.1
Occupancy and equipment                                 192.1               356.6            16.8                       565.5
Amortization of goodwill and other
 intangible assets                                       50.4                35.3             1.7          16.9         104.3
Merger and integration                                  122.7                                                           122.7
Restructuring                                                               141.3                                       141.3
Other                                                   427.8               584.7            46.8                     1,059.3
                                                 ------------    ----------------    ------------  ------------     ---------
       Total noninterest expense                      1,349.4             2,197.8           118.1          16.9       3,682.2
                                                 ------------    ----------------    ------------  ------------     ---------
Income from continuing operations before
 income taxes                                           505.3             1,183.0            68.5         (33.7)      1,723.1
Applicable income taxes                                 191.8               449.5            17.6          (6.4)        652.5
                                                 ------------    ----------------    ------------  ------------     ---------
Income from continuing operations                      $313.5              $733.5           $50.9        ($27.3)     $1,070.6
                                                 ============    ================    ============  ============     =========
Income from continuing operations applicable
 to common equity                                      $300.9              $700.2           $50.9        ($27.3)     $1,024.7
                                                 ============    ================    ============  ============     =========

EARNINGS PER COMMON SHARE
Average common and common equivalent shares       136,274,991                                                     353,672,040
Income from continuing operations                       $2.21                                                           $2.90
                                                 ============                                                     ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                                      FIRST BANK SYSTEM, INC.
                                               MERGER WITH FIRST INTERSTATE BANCORP
                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1993


                                                               FBS          First Interstate       Pro Forma
(In Millions, Except Per Share Data)                       Consolidated       Consolidated         Combined
------------------------------------------------------     ------------     ----------------      -----------
INTEREST INCOME
Loans                                                          $1,730.7             $1,980.9         $3,711.6
Securities:
  Taxable                                                         352.1                861.4          1,213.5
  Exempt from federal income taxes                                 14.6                  2.9             17.5
Other interest income                                              37.1                 99.0            136.1
                                                           ------------     ----------------      -----------
    Total interest income                                       2,134.5              2,944.2          5,078.7
INTEREST EXPENSE
Deposits                                                          648.3                719.9          1,368.2
Federal funds purchased and repurchase agreements                  31.8                 10.2             42.0
Other short-term funds borrowed                                    20.1                  5.8             25.9
Long-term debt                                                     96.1                136.2            232.3
                                                           ------------     ----------------      -----------
    Total interest expense                                        796.3                872.1          1,668.4
                                                           ------------     ----------------      -----------
NET INTEREST INCOME                                             1,338.2              2,072.1          3,410.3
Provision for credit losses                                       133.1                112.6            245.7
                                                           ------------     ----------------      -----------
Net interest income after provision for credit losses           1,205.1              1,959.5          3,164.6
NONINTEREST INCOME
Credit card fees                                                  137.1                 44.1            181.2
Trust fees                                                        146.1                177.4            323.5
Service charges on deposit accounts                               126.0                513.0            639.0
Securities gains                                                    0.3                  9.7             10.0
Other                                                             209.4                210.0            419.4
                                                           ------------     ----------------      -----------
    Total noninterest income                                      618.9                954.2          1,573.1
NONINTEREST EXPENSE
Salaries and benefits                                             538.9                975.3          1,514.2
Occupancy and equipment                                           190.4                337.2            527.6
Amortization of goodwill and other intangible assets               41.3                 24.2             65.5
Merger and integration                                             72.2                                  72.2
Other                                                             421.9                695.7          1,117.6
                                                           ------------     ----------------      -----------
    Total noninterest expense                                   1,264.7              2,032.4          3,297.1
                                                           ------------     ----------------      -----------
Income from continuing operations before income taxes,
  extraordinary item and cumulative effect of changes
  in accounting principles                                        559.3                881.3          1,440.6
Applicable income taxes                                           198.6                319.9            518.5
                                                           ------------     ----------------      -----------
Income from continuing operations before extraordinary
  item and cumulative effect of changes in accounting
  principles                                                     $360.7               $561.4           $922.1
                                                           ============     ================      ===========
Income from continuing operations before extraordinary
  item and cumulative effect of changes in accounting
  principles applicable to common equity                         $331.5               $514.8           $846.3
                                                           ============     ================      ===========
EARNINGS PER COMMON SHARE
Average common and common equivalent shares                 134,588,664                           343,147,811
Income from continuing operations before extraordinary
  item and cumulative effect of changes in accounting
  principles                                                      $2.46                                 $2.47
                                                           ============                           ===========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                                                      FIRST BANK SYSTEM, INC.
                                               MERGER WITH FIRST INTERSTATE BANCORP
                                    UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                  FBS              First Interstate        Pro Forma
(In Millions, Except Per Share Data)                          Consolidated           Consolidated           Combined
---------------------------------------------------------   ----------------       ----------------        -----------
INTEREST INCOME
Loans                                                              $1,687.2           $2,238.8               $3,926.0
Securities:
   Taxable                                                            336.5              746.9                1,083.4
   Exempt from federal income taxes                                    12.0                3.9                   15.9
Other interest income                                                  70.4              200.1                  270.5
                                                            ----------------       ----------------        -----------
          Total interest income                                     2,106.1            3,189.7                5,295.8
INTEREST EXPENSE
Deposits                                                              797.7              932.8                1,730.5
Federal funds purchased and repurchase agreements                      37.1               10.4                   47.5
Other short-term funds borrowed                                        17.1                4.0                   21.1
Long-term debt                                                        101.2              227.9                  329.1
                                                            ----------------       ----------------        -----------
          Total interest expense                                      953.1            1,175.1                2,128.2
                                                            ----------------       ----------------        -----------
Net interest income                                                 1,153.0            2,014.6                3,167.6
Provision for credit losses                                           191.7              314.3                  506.0
                                                            ----------------       ----------------        -----------
Net interest income after provision for credit losses                 961.3            1,700.3                2,661.6
NONINTEREST INCOME
Credit card fees                                                      116.9               37.3                  154.2
Trust fees                                                            127.8              170.3                  298.1
Service charges on deposit accounts                                   114.8              478.9                  593.7
Securities gains (losses)                                              46.3               (1.8)                  44.5
Other                                                                 207.9              227.4                  435.3
                                                            ----------------       ----------------        -----------
          Total noninterest income                                    613.7              912.1                1,525.8
NONINTEREST EXPENSE
Salaries and benefits                                                 521.2            1,035.4                1,556.6
Occupancy and equipment                                               170.4              359.4                  529.8
Amortization of goodwill and other intangible assets                   34.0               33.0                   67.0
Merger and integration                                                 84.0                                      84.0
Other real estate                                                      45.1              159.6                  204.7
Other                                                                 391.6              621.8                1,013.4
                                                            ----------------       ----------------        -----------
          Total noninterest expense                                 1,246.3            2,209.2                3,455.5
                                                            ----------------       ----------------        -----------
Income from continuing operations before income taxes
  and cumulative effect of changes in accounting principles           328.7              403.2                  731.9
Applicable income taxes                                               115.7              120.9                  236.6
                                                            ----------------       ----------------        -----------
Income from continuing operations before cumulative
  effect of changes in accounting principles                         $213.0             $282.3                 $495.3
                                                            ================       ================        ===========
Income from continuing operations before cumulative
  effect of changes in accounting principles applicable
  to common equity                                                   $181.4             $223.1                 $404.5
                                                            ================       ================        ===========

EARNINGS PER COMMON SHARE
Average common and common equivalent shares                      124,670,657                               312,722,239
Income from continuing operations before cumulative
  effect of changes in accounting principles                           $1.46                                     $1.29
                                                            ================                               ===========

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note A:  Announced Mergers and Acquisitions

     On November 5, 1995, First Bank System, Inc. ("FBS") signed a definitive agreement with First Interstate Bancorp ("FI") pursuant to which a wholly owned acquisition subsidiary of FBS will be merged with and into FI, subject to certain conditions. FI is an interstate financial services holding company based in Los Angeles, California, with approximately $55.1 billion in assets, $48.2 billion in deposits and $4.0 billion in shareholders' equity. The agreement calls for a tax-free exchange of 2.6 shares of common stock of FBS for each common share of FI, or approximately 200 million FBS shares. The merger of FI and FBS' acquisition subsidiary (the Merger) will be accounted for by FBS under the pooling of interests method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma condensed combined financial statements. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of FBS and FI are combined and recorded at their historical amounts.

     On August 6, 1995, FBS signed a definitive purchase agreement to acquire FirsTier Financial, Inc. ("FirsTier"), a regional financial services holding company based in Omaha, Nebraska, with approximately $3.6 billion in assets, $2.8 billion in deposits and $376 million in shareholders' equity. The agreement calls for a tax-free exchange of .8829 shares of FBS common stock for each common share of FirsTier, or 16.6 million FBS shares. The acquisition of FirsTier will be accounted for by FBS under the purchase method of accounting in accordance with APB No. 16 and, accordingly, this method has been applied in the unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair value at the closing of the transaction. The historical cost of FirsTier's assets and liabilities approximates fair value, making mark-to-market adjustments immaterial. Accordingly, the historical cost of FirsTier's assets and liabilities have been combined with the historical consolidated balance sheet of FBS. Certain adjustments, primarily to accrue for costs related to the FirsTier acquisition expected to be incurred within one year of closing, are not material and have not been reflected in the unaudited pro forma condensed combined financial statements.

     FBS completed the acquisitions of two commercial bank holding companies -- Midwestern Services, Inc. and Southwest Holdings, Inc. -- both in Omaha, Nebraska on November 1, 1995. Together, the two companies have total assets of approximately $424 million and deposits of approximately $380 million. The acquisitions were accounted for under the purchase method of accounting as described above.

     On August 22, 1995, FBS signed a definitive agreement to buy the corporate trust relationships and accounts of BankAmerica Corporation ("Corporate Trust").


Note B:  Basis of Presentation

     The Unaudited Pro Forma Condensed Combined Balance Sheet is based on the unaudited consolidated balance sheets of FBS, FI, FirsTier, Midwestern Services, Inc. and Southwest Holdings, Inc. as of September 30, 1995. In addition, the Unaudited Pro Forma Condensed Combined Balance Sheet reflects the intangible assets related to the purchase of the Corporate Trust relationships and accounts. The Unaudited Pro Forma Condensed Combined Statements of Income are based on the unaudited consolidated statements of income of FBS, FI and FirsTier for the nine months ended September 30, 1995, and the audited consolidated statements of income for the year ended December 31, 1994. The Unaudited Pro Forma Condensed Combined Statements of Income for the years ended December 31, 1993, and 1992, are based on the audited consolidated statements of income of FBS and FI for such years. The Unaudited Pro Forma Condensed Combined Statements of Income do not include the results of operations of Midwestern Services, Inc. and Southwest Holdings, Inc., or the fees from Corporate Trust, as they are immaterial.

     FBS expects to achieve operating cost savings by various means including reductions in staff, consolidation of certain data processing and other back office operations, and consolidation and elimination of certain duplicate or excess office facilities in connection with the Merger and the acquisitions. The operating cost savings are expected to be achieved in various amounts at various times during the year subsequent to the closing and not ratably over, or at the beginning or end of, such periods. No adjustment has been included in the unaudited pro forma condensed combined financial statements for the anticipated operating cost savings. There can be no assurance that anticipated operating cost savings will be achieved in the amounts or at the times anticipated.

     Certain amounts in the historical financial statements of FI and FirsTier have been reclassified to conform with FBS's historical financial statement presentation.

     Financial results for FBS for 1994 include merger-related items with an after-tax effect of $156.9 million ($1.15 per share) associated with the merger of Metropolitan Financial Corporation. Financial results for FBS in 1993 include merger-related charges with an after-tax effect of $50.0 million ($.37 per share) associated with the merger of Colorado National Bankshares, Inc. Included in FBS's results of operations in 1992 are after-tax merger-related charges of $81.8 million ($.66 per share) associated with the merger of Western Capital Investment Corporation and Bank Shares Incorporated. The FI results of operations for the nine months ended September 30, 1995, and year ended December 31, 1994, include after-tax charges of $9.5 million and $87.6 million, respectively, related to the adoption of a restructuring plan to improve efficiency and better position FI for the introduction of full interstate banking.

     The FBS results of operations in 1992 also include the effect of adopting two new accounting standards: Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" and SFAS No. 106, "Employers Accounting for Postretirement Benefits Other than Pensions". FI's results of operations in 1993 reflect the adoption of SFAS No. 109 and SFAS No. 106.

     Pro forma adjustments related to these business combinations represent management's best estimate based on all available information at this time. These adjustments may change as additional information becomes available.

Note C:  Securities

     FI securities may be reclassified to available for sale in accordance with the pending one-time reclassification opportunity approved by the Financial Accounting Standards Board at its October 18, 1995 meeting. Based on this one-time reclassification and preliminary analysis, FBS anticipates selling approximately $4.0 billion of securities to reduce excess liquidity based on the lower expected liquidity requirements of the combined organizations, and accordingly, this adjustment has been reflected in the unaudited pro forma condensed combined financial statements. In addition, FBS anticipates recording FirsTier's investment portfolio as available for sale in connection with the application of purchase accounting.

Note D:  Goodwill and Other Intangible Assets

     As explained in Note B, purchase accounting adjustments may change as additional information becomes available. When the ultimate allocation of the purchase price for FirsTier is made, remaining intangible assets will be recorded. Based on current estimates, the amount of intangible assets relating to FirsTier is $338 million, calculated as the purchase price of $714 million less FirsTier September 30, 1995 common equity of $376 million.

     Amortization expense relating to the FirsTier acquisition has been included in the Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 1995 and the year ended December 31, 1994. Amortization expense was calculated based on the intangible asset balance using the straight-line method over an average estimated period of benefit of 20 years which is comprised of 25 years for goodwill and 10 years for other intangible assets. The final allocation of intangible assets between goodwill and other intangible assets, as well as the methods of amortization, has not been determined. Subsequent changes to the purchase adjustments, as well as the final allocation of the intangible assets between goodwill and other intangible assets will result in an adjustment to goodwill, which will have a corresponding impact on amortization expense. Accordingly, pro forma combined income for the nine month period ended September 30, 1995 and the year ended December 31, 1994, would also change, as well as the related pro forma combined earnings per share amounts.

Note E:  Merger and Integration Accruals

     In connection with the Merger, FBS expects to incur merger-related costs as follows: $175 million for severance, $40 million for occupancy/equipment write-offs, $210 million for conversion costs, and $50 million for other merger-related charges. In addition, the combined allowance for credit losses was reduced by $250 million to conform FI's reserve methodology to that of FBS following the Merger. These amounts have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1995. These amounts will be recorded in the financial statements in accordance with generally accepted accounting principles.

     The FirsTier definitive agreement requires FirsTier to establish such additional accruals and reserves as may be necessary to reflect the plans of FBS with respect to the conduct of FirsTier's business following the acquisition and to provide for certain costs and expenses relating to the acquisition, consistent with generally accepted accounting principles. No accruals or adjustments have been reflected in the pro forma condensed combined financial statements related to this at this time as these costs are not expected to be material.

Note F:  Shareholders' Equity

     In conjunction with the Merger, FBS will exchange 2.6 shares of its common stock for each outstanding share of the common stock of FI. Common stock in the Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the par value of FBS common stock to be issued, with a related adjustment to capital surplus. FI's treasury stock will be retired in conjunction with the Merger and has been eliminated in the Unaudited Pro Forma Condensed Combined Balance Sheet. FI's retained earnings reflects the adjustments for anticipated merger-related costs as discussed above.

     In conjunction with the acquisition of FirsTier, FBS will exchange .8829 shares of its common stock for each share of common stock of FirsTier. As part of purchase accounting adjustments, retained earnings of FirsTier have been eliminated. As previously announced, FBS intends to repurchase common shares equal to approximately one-half of the number of shares to be issued in connection with the FirsTier acquisition. These shares, as well as all other treasury shares, will be issued in connection with purchase acquisitions and other previously authorized purposes. Accordingly, the treasury stock has been eliminated in the Unaudited Pro Forma Condensed Combined Balance Sheet.

Note G:  Income Tax Provisions

     The income tax provision for adjustments related to the FirsTier acquisition reflected in the Unaudited Pro Forma Condensed Combined Statements of Income has been computed at FBS's effective combined federal and state marginal tax rate.